Exhibit 99.1

Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com

FOR IMMEDIATE RELEASE
May 11, 2009

COGDELL SPENCER INC. REPORTS
FIRST QUARTER 2009 FINANCIAL RESULTS

Charlotte, N.C. (May 11, 2009) – Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides strategic planning and design and construction services for the medical profession, announces financial results for the quarter ended March 31, 2009.

First Quarter 2009 Results

For the first quarter of 2009, Cogdell Spencer Inc. reports Funds from Operations Modified (FFOM) of $8.0 million, or $0.30 per share and operating partnership unit, excluding an after-tax, non-cash impairment charge of ($101.7 million), or ($3.79) per share and operating partnership unit, related to the Design-Build and Development business segment’s goodwill and intangible assets.  FFOM including the impairment charge described above was ($93.7 million), or ($3.49) per share and operating partnership unit, for the first quarter of 2009.  During the same period in 2008, FFOM was $5.8 million, or $0.29 per share and operating partnership unit.  FFOM adds back to traditionally defined Funds from Operations (FFO) non-cash amortization of non-real estate related intangible assets associated with purchase accounting.

FFO for the first quarter of 2009 was $6.5 million, or $0.24 per share and operating partnership unit, excluding the impairment charge described above.  FFO including the impairment charge was ($95.2 million), or ($3.54) per share and operating partnership unit, for the first quarter of 2009.  During the same period in 2008, FFO was $5.1 million, or $0.26 per share and operating partnership unit.

Net income (loss) attributable to Cogdell Spencer Inc. for the first quarter of 2009 was ($0.4 million), or ($0.02) per share, excluding the impairment charge described above.  Net income (loss) attributable to Cogdell Spencer Inc. including the impairment charge was ($70.2 million), or ($3.90) per share, for the first quarter of 2009.  During the same period in 2008, net income (loss) was ($1.8 million), or ($0.13) per share.

As of March 31, 2009, the Company’s portfolio consisted of 62 consolidated wholly-owned and joint venture properties, comprising a total of approximately 3.3 million net rentable square feet.  The overall percentage of leased space at the Company’s 61 in-service, consolidated properties as of March 31, 2009, was 91.5%.  In addition, the Company has three unconsolidated joint venture properties and manages 51 properties for third party clients totaling approximately 2.5 million net rentable square feet.

Impairment charge

The Company performed an interim impairment review of goodwill and intangible assets as of March 31, 2009, due to a decline in the Company’s stock price, a decline in the cash flow multiples for comparable public engineering and construction companies, and changes in the cash flow projections for the Design-Build and Development business segment.  Based on this review, during the first quarter of 2009, the Company recorded a pre-tax, non-cash impairment charge of ($120.9 million), or ($4.50) per share and operating partnership unit, and the Company recognized a non-cash income tax benefit of $19.2 million, or $0.71 per share and operating partnership unit, resulting in an after-tax impairment charge of ($101.7 million), or ($3.79) per share and operating partnership unit.

Development

In January 2009, the Company began construction on a five-story, 107,000 square foot medical office building development project in Jackson, Tennessee.   The $21.1 million West Tennessee MOB project is 75% pre-leased and scheduled for completion during first quarter 2010.  The Company expects to own approximately 50% of the building through a joint venture with physician investors.  The Company obtained financing in an amount of $14.8 million from a construction loan on the West Tennessee MOB facility.  The loan provides for interest-only payments during the construction period at a rate of one-month LIBOR plus 2.50%.  In September 2010, the loan converts to an amortizing loan with monthly payments based on a 25-year amortization schedule at an interest rate of one-month LIBOR plus 2.50%. The Company has entered into a forward starting interest rate swap agreement that effectively fixes the interest rate at 6.19% after the construction period through maturity. The loan matures September 2020.

Dividend

On March 18, 2009, the Company announced that its Board of Directors had declared a quarterly dividend of $0.225 per share and operating partnership unit that was paid in cash on April 21, 2009 to holders of record on March 31, 2009.  The dividend covered the Company’s first quarter of 2009.

Outlook

The Company’s management team expects that FFOM per share and operating partnership unit, for the year ending December 31, 2009, will be between $0.90 and $0.98, excluding the impairment charge described above.  A reconciliation of the range of projected net income (loss) to projected FFOM for the year ending December 31, 2009 is below:

	Guidance Range for the
	Year Ending December 31, 2009
	Low	High
(In thousands, except per share and operating partnership unit data)
Net loss	$(107,650)	$(105,450)
Plus real estate related depreciation and amortization	27,500	27,500
Less noncontrolling interests in real estate partnerships, before real estate
related depreciation and amortization	(800)	(800)
Funds from Operations (FFO)	(80,950)	(78,750)
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	4,000	4,000
Funds from Operations Modified (FFOM)	(76,950)	(74,750)
Impairment charges, net of income tax benefit	101,700	101,700
FFOM, excluding non-cash impairment charge	$24,750	$26,950

FFO per share and unit - diluted	$(2.94)	$(2.86)
FFOM per share and unit - diluted	$(2.80)	$(2.72)
FFOM per share and unit - diluted, excluding non-cash impairment charge	$0.90	$0.98

Weighted average shares and units outstanding - diluted	27,500	27,500

Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdellspencer.com.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months ended March 31, 2009.  In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies.  FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.  The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance.  The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.  The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization.  Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.  A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.

Conference Call

Cogdell Spencer Inc. invites you to attend the Company’s First Quarter 2009 Conference Call on Tuesday, May 12, 2009 at 10:00 a.m. (Eastern Standard Time).  The number to call for this teleconference is (800) 860-2442 (domestic) or (412) 858-4600 (international), and no passcode is required.  In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q1 2009 Earnings Conference Call” link on the Investor Relations page.

A playback will be available until May 20, 2009.  To access the playback, please dial (877) 344-7529 (domestic) or (412) 317-0088 (international) and enter the passcode: 423956.  The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q1 2009 Earnings Conference Call” link on the Investor Relations page.

About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed real estate investment trust that invests in specialty office buildings for the medical profession, including medical offices and ambulatory surgery and diagnostic centers.  The Company focuses on the ownership, delivery, acquisition, and management of strategically located medical office buildings and other healthcare related facilities in the United States of America.  The Company has been built around understanding and addressing the full range of specialized real estate needs of the healthcare industry.  Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdellspencer.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to comply with financial covenants in our debt instruments; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; changes in the reimbursement available to our tenants by government or private payors; our tenants' ability to make rent payments; defaults by tenants; Erdman’s customers’ access to financing; delays in project starts and cancellations by Erdman customers; the timing of capital expenditures by healthcare systems and providers; market trends; and projected capital expenditures.

For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2008. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 31, 2009	December 31, 2008
Assets
Real estate properties:
Operating real estate properties	$533,363	$531,932
Less: Accumulated depreciation	(75,447)	(69,285)
Total operating real estate properties, net	457,916	462,647
Construction in progress	21,881	15,314
Total real estate properties, net	479,797	477,961
Cash and cash equivalents	12,400	34,668
Restricted cash	12,686	12,964
Tenant and accounts receivable, net	34,701	43,523
Goodwill	108,683	180,435
Trade names and trademarks	41,240	75,969
Intangible assets, net of accumulated amortization of $41,837 in 2009 and $38,054 in 2008	27,144	45,363
Other assets	31,484	29,207
Total assets	$748,135	$900,090

Liabilities and equity
Mortgage notes payable	$243,030	$240,736
Revolving credit facility	112,000	124,500
Term loan	100,000	100,000
Accounts payable	17,978	22,090
Billings in excess of costs and estimated earnings on uncompleted contracts	19,123	17,025
Deferred income taxes	14,510	34,176
Payable to prior Erdman shareholders	18,002	18,002
Other liabilities	48,481	60,567
Total liabilities	573,124	617,096
Commitments and contingencies
Equity:
Cogdell Spencer Inc. stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.01 par value, 200,000 shares authorized, 19,488 and 17,699 shares
issued and outstanding in 2009 and 2008, respectively	195	177
Additional paid-in capital	292,971	275,380
Accumulated other comprehensive loss	(5,806)	(5,106)
Accumulated deficit	(152,042)	(77,438)
Total Cogdell Spencer Inc. stockholders' equity	135,318	193,013
Noncontrolling interests:
Real estate partnerships	4,658	4,657
Operating partnership	35,035	85,324
Total noncontrolling interests	39,693	89,981
Total equity	175,011	282,994
Total liabilities and equity	$748,135	$900,090

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	March 31, 2009	March 31, 2008
Revenues:
Rental revenue	$19,665	$18,691
Design-Build contract revenue and other sales	46,390	23,936
Property management and other fees	850	841
Development management and other income	2,799	19
Total revenues	69,704	43,487

Expenses:
Property operating and management	7,927	7,199
Design-Build contracts and development management	40,165	21,043
Selling, general, and administrative	6,667	4,306
Depreciation and amortization	10,111	9,025
Impairment charges	120,920	-
Total expenses	185,790	41,573

Income from operations before other income (expense)	(116,086)	1,914

Other income (expense):
Interest and other income, net	155	255
Interest expense	(6,025)	(5,096)
Equity in earnings of unconsolidated partnerships	6	3
Total other income (expense)	(5,864)	(4,838)

Income (loss) from operations before income tax benefit	(121,950)	(2,924)

Income tax benefit	19,626	358
Net loss	(102,324)	(2,566)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(92)	13
Operating partnership	32,198	752
Net loss attributable to Cogdell Spencer Inc.	$(70,218)	$(1,801)

Net loss per share attributable to Cogdell Spencer Inc. - basic and diluted	$(3.90)	$(0.13)

Weighted average common shares - basic and diluted (1)	17,995	14,364

____________
(1)  5 and 11 shares of unvested restricted common stock are anti-dilutive due to the net loss for the three months ended March 31, 2009 and 2008, respectively.

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

Three months ended March 31, 2009:	Property Operations	Design-Build and Development	Unallocated and Other	Total

Revenues:
Rental revenue	$19,665	$-	$-	$19,665
Design-Build contract revenue and other sales	-	46,390	-	46,390
Property management and other fees	850	-	-	850
Development management and other income	-	2,799	-	2,799
Total revenues	20,515	49,189	-	69,704

Certain operating expenses:
Property operating and management	7,927	-	-	7,927
Design-Build contracts and development management	-	40,165	-	40,165
Selling, general, and administrative	-	4,514	-	4,514
Impairment charges	-	120,920	-	120,920
Total certain operating expenses	7,927	165,599	-	173,526
	12,588	(116,410)	-	(103,822)

Interest and other income	141	1	13	155
Corporate general and administrative expenses	-	-	(2,153)	(2,153)
Interest expense	-	-	(6,025)	(6,025)
Benefit from income taxes applicable to funds from operations modified	-	-	18,642	18,642
Non-real estate related depreciation and amortization	-	(193)	(54)	(247)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	9	-	-	9
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(245)	-	-	(245)
Funds from operations modified (FFOM)	12,493	(116,602)	10,423	(93,686)

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(2,482)	984	(1,540)
Funds from operations (FFO)	12,451	(119,084)	11,407	(95,226)

Real estate related depreciation and amortization	(7,343)	-	-	(7,343)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	245	-	-	245
Net income (loss)	5,353	(119,084)	11,407	(102,324)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(92)	-	-	(92)
Operating partnership	-	-	32,198	32,198
Net income (loss) attributable to Cogdell Spencer Inc.	$5,261	$(119,084)	$43,605	$(70,218)

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended
	March 31, 2009	March 31, 2008

Net loss	$(102,324)	$(2,566)
Add:
Real estate related depreciation and amortization:
Wholly-owned and consolidated properties	7,340	7,788
Unconsolidated real estate partnerships	3	3
Less:
Noncontrolling interests in real estate partnerships, before
real estate related depreciation and amortization	(245)	(78)
Funds from Operations (FFO) (1)	(95,226)	5,147
Amortization of intangibles related to purchase accounting, net of income tax benefit	1,540	648
Funds from Operations Modified (FFOM) (1)	$(93,686)	$5,795

FFO per share and unit - basic and diluted	$(3.54)	$0.26
FFOM per share and unit - basic and diluted	$(3.49)	$0.29

Weighted average shares and units outstanding - basic	26,869	19,972
Weighted average shares and units outstanding - diluted	26,869	19,985

(1)
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies.  FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.  The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance.  The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.  The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization.  Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.

Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com

Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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